EXHIBIT 99.1

                                               NEWS FOR IMMEDIATE RELEASE
                                               Contact: James Spiezio
                                               Beacon Power Corporation
                                               978-694-9121
                                               spiezio@beaconpower.com


                   BEACON POWER NOTIFIED BY NASDAQ OF POSSIBLE
                     DELISTING OF THE COMPANY'S COMMON STOCK


WILMINGTON, MA--May 19, 2004-- Beacon Power Corporation (Nasdaq: BCON), a development stage Company that designs and develops sustainable energy storage and power conversion solutions that provide reliable electric power for the renewable energy, telecommunications, distributed generation and UPS markets, today announced that it has received a letter from Nasdaq dated May 17, 2004 indicating that the Company's common stock has not meet the $1.00 minimum bid price requirement for continued listing for the past 30 days and that the Company's common stock is, therefore, subject to delisting from the Nasdaq SmallCap Market, pursuant to Nasdaq Marketplace Rule 4310(c)(4). Therefore in accordance with Marketplace Rule 4310(c)(8)(I), the Company will be provided 180 calendar days, or until November 15, 2004, to regain compliance or face delisting on November 15, 2004.

"To attain compliance the Company's common stock must close at $1.00 per share or more for ten consecutive days before November 15, 2004. In the event that the Company's stock does not meet this requirement but meets the requirements for inclusion on the Nasdaq SmallCap Market as set forth in Marketplace Rule 4310
(c), the Company would be granted an additional 180 calendar day period to regain compliance." said Jim Spiezio, CFO of Beacon Power.

About Beacon Power Corporation

Beacon Power Corporation is a development-stage company which designs, develops, configures, and offers for sale power systems that provide highly reliable, high-quality, uninterruptible electric power. It is best known for its environmentally friendly, flywheel-based products (employing a flywheel made from proprietary composite materials) that can store and deliver energy in a variety of configurations. Such products have longer life, reduced maintenance, quicker recharging, remote monitoring and other advantages over competing solutions.


For more information, please contact James Spiezio, Chief Financial Officer at Beacon Power Corporation, tel. 978.694.9121; fax 978.694.9127; email spiezio@beaconpower.com, or send mail to 234 Ballardvale Street, Wilmington, MA 01887. Visit Beacon Power on the Internet at www.beaconpower.com


Safe Harbor  Statements under the Private  Securities  Litigation  Reform Act of
1995:

Material contained in this press release may include statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation's current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as "believe," "expect," "plan," "anticipate," and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation's expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; conditions in target markets; no experience manufacturing any product on a commercial basis; limited commercial contracts for sales to date; the dependence of sales on the achievement of product development and commercialization milestones; the uncertainty of the political and economic climate of any foreign countries into which Beacon hopes to sell, including the uncertainty of enforcing contracts and the potential substantial fluctuation in currency exchange rates in those countries;
significant   technological   challenges  to   successfully   complete   product
development; dependence on third-party suppliers; intense competition from companies with greater financial resources; possible government regulation that would impede the ability to market products; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; the possible need in the future to hire and retain key executives, particularly in light of the substantial workforce reductions during 2001 and 2002; the recent volatility in the stock price of companies operating in the same sector; the power of controlling shareholders and the limited ability of others to influence the outcome of matters put to the vote of shareholders. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation's filings with the Securities and Exchange Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements.